EXHIBIT 11

                           KETEMA, INC.
             COMPUTATION OF EARNINGS PER COMMON SHARE

                                                       Quarter Ended August 31,
                                                         1994            1993
PRIMARY
Net income (loss) from continuing operations         $ (412,000)    $    37,000
 Net income (loss)                                   $ (412,000)    $   (18,000)
 Weighted average number of common shares
      outstanding                                     3,490,202       3,681,856
 Primary earnings (loss) per common share:
   Income (loss) from continuing operations          $   (0.118)    $     0.010
   Net income (loss)                                 $   (0.118)    $    (0.005)
ASSUMING FULL DILUTION
Income (loss) from continuing operations             $  (412,000)   $    37,000
Add after tax interest expense applicable to
 8% subordinated convertible debentures due 2003         206,611        182,304
 Income (loss) from continuing operations as adj.    $  (205,389)   $   219,304
 Net income (loss), as adjusted                      $  (205,389)   $   164,304
Weighted average number of common shares outstanding   3,490,202      3,681,102
Assuming conversion of 8% convertible subordinated
    debentures due 2003                                  991,197        991,197
Assuming exercise of stock incentives reduced by the
    number of shares which could have been purchased
    with the proceeds from exercise of such incentives    74,124         22,355
Weighted average number of common shares
    outstanding, as adjusted                           4,555,523      4,694,654
    Earnings (loss) per common share assuming full dilution:
  Income (loss) from continuing operations               $(0.045)*      $0.047*
  Net income (loss)                                      $(0.045)*      $0.035*


* This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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                                                   EXHIBIT 11

                           KETEMA, INC.
             COMPUTATION OF EARNINGS PER COMMON SHARE


                                                     Six Months Ended August 31,
                                                         1994           1993
PRIMARY
Net income (loss) from continuing operations         $ (978,000)    $  (56,000)
  Net income (loss)                                  $ (978,000)    $ (361,000)
  Weighted average number of common shares
    outstanding                                       3,490,202       3,682,572
  Primary earnings (loss) per common share:
    Income (loss) from continuing operations         $   (0.280)     $   (0.015)
    Net income (loss)                                $   (0.280)     $   (0.098)
ASSUMING FULL DILUTION
Income (loss) from continuing operations             $ (978,000)     $  (56,000)
Add after tax interest expense applicable to
  8% subordinated convertible debentures due 2003       413,222         364,608
  Income (loss) from continuing operations as adj.   $ (564,778)     $  308,608
  Net income (loss), as adjusted                     $ (564,778)     $    3,608
Weighted average number of common shares outstanding  3,490,202      3,681,102
Assuming conversion of 8% convertible subordinated
  debentures due 2003                                   991,197        991,197
Assuming exercise of stock incentives reduced by the
  number of shares which could have been purchased
  with the proceeds from exercise of such incentives     74,124         29,236
Weighted average number of common shares
  outstanding, as adjusted                            4,555,523      4,701,535
  Earnings (loss) per common share assuming full dilution:
  Income (loss) from continuing operations              $(0.124)*       $0.066*
  Net income (loss)                                     $(0.124)*       $0.001*


* This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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